Exhibit 15.4

20/F, China Resources Building

8 Jianguomenbei Avenue

Beijing 100005, PRC

T:  (86-10) 8519-1300

F:  (86-10) 8519-1350

junhebj@junhe.com

April 25, 2019

NetEase, Inc.

Building No. 7, West Zone

Zhongguancun Software Park (Phase II)

No.10 Xibeiwang East Road, Haidian District

Beijing, People’s Republic of China 100193.

Dear Sirs,

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the year ended December 31, 2018 of NetEase, Inc. to be filed with the Securities and Exchange Commission in the month of April 2019.

Very truly yours,

/s/ JunHe LLP

JunHe LLP

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168

Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	Tianjin Office Tel: (86-22) 5990-1301 Fax: (86-22) 5990-1302

www.junhe.com
Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001